     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 2001
                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                FreeMarkets, Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Delaware                                    04-3265483
  (STATE OR OTHER JURISDICTION            (I.R.S. EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)

        22nd Floor, FreeMarkets Center
               210 Sixth Avenue
                  Pittsburgh                            PA  15222
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)


                                FreeMarkets, Inc.
                     2001 Broad Based Equity Incentive Plan
                            (FULL TITLE OF THE PLAN)

                                 Glen T. Meakem
                             Chief Executive Officer
                               FreeMarkets Center
                                210 Sixth Avenue
                              Pittsburgh, PA 15222
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (412) 434-0500
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum     Proposed Maximum        Amount of
                                      Amount to be    Offering Price Per   Aggregate Offering     Registration
Title of Securities to be Registered  Registered(1)         Share                 Price                Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per       75,000 shares      $13.26(2)          $   994,500(2)           $11,646
share                                      2,425,000      $18.80(3)          $45,590,000(3)
                                              shares
-------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which are offered or issued under any of the plans to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The calculation with respect to 75,000 options is based on the exercise price of such options under the Plan.

(3) Calculated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The calculation with respect to ungranted awards under the Plan is based upon the average of the high and low prices of FreeMarkets common stock reported on the Nasdaq Stock Market on July 9, 2001.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by FreeMarkets, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         1. The Company's Form 10-K/A for the year ended December 31, 2000, filed with the Commission on May 10, 2001 (File
                  No. 0-27913).

         2. The Company's Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001 (File No. 0-27913).

         3. The Company's Current Report on Form 8-K dated February 7, 2001 filed with the Commission on February 12, 2001 (File No. 0-27913).

         4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on November 2, 1999 (File No. 0-27913), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered under this Registration Statement is registered under Section 12(g) of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         As of the date of this Registration Statement, certain attorneys of Morgan, Lewis & Bockius LLP own an aggregate of 42,273 shares of the registrant's Common Stock, and a partner of Morgan, Lewis & Bockius LLP who is the registrant's Assistant Secretary holds options to purchase 20,000 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article VII of the registrant's Amended and Restated Certificate of Incorporation provides that the personal liability of directors of the registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

         Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.
Article VII of the registrant's Amended and Restated Bylaws provides that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was (or to the extent permitted under Delaware law, has agreed to be) a director, officer, employee or agent of the registrant, or is or was serving (or, to the extent permitted under Delaware law, has agreed to serve) at the request of the registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VII further permits the registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the registrant would have the power to indemnify such person against such liability under the DGCL. The registrant expects to maintain directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

 EXHIBIT NO.                                           DESCRIPTION
---------------      ---------------------------------------------------------------------------------
     4.1             Amended and Restated Certificate of Incorporation,  as amended by Certificate of
                     Amendment dated June 12, 2000  (incorporated  by reference to Exhibit 4.1 of the registrants Form S-8, File No. 333-37948).

     4.2             Amended and Restated Bylaws.

     5.1             Opinion of Morgan, Lewis & Bockius LLP.

    23.1             Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

    23.2             Consent of PricewaterhouseCoopers LLP.

    24.1             Power of attorney (included on signature page of this registration statement).


ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 June be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on July 10, 2001.

                                    FREEMARKETS, INC.


                                    By:    /s/ GLEN T. MEAKEM
                                       ----------------------------------------
                                             Glen T. Meakem
                                             President, Chief Executive Officer
                                             and Chairman of the Board


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Glen T. Meakem and Joan S. Hooper, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and any and all additional registration statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this registration statement and its amendments, if any, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                                           Capacity                              Date
         ---------                                           --------                              ----
/s/ GLEN T. MEAKEM                               Principal Executive Officer and Director      July 10, 2001
--------------------------------
Glen T. Meakem

 /s/ JOAN S. HOOPER                              Principal Financial and Accounting            July 10, 2001
--------------------------------                 Officer
Joan S. Hooper

/s/ DAVID BECKER                                 Director                                      July 10, 2001
--------------------------------
David Becker

/s/ ERIC C. COOPER                               Director                                      July 10, 2001
--------------------------------
Eric C. Cooper

/S/ DAVID A. NOBLE                               Director                                      July 10, 2001
--------------------------------
David A. Noble

                                  EXHIBIT INDEX

                                                                                   SEQUENTIAL PAGE
 EXHIBIT NO.                                DESCRIPTION                                NUMBER
 -----------                                -----------                                ------
     4.2             Amended and Restated Bylaws.

     5.1             Opinion of Morgan, Lewis & Bockius LLP.

    23.1             Consent of Morgan, Lewis & Bockius LLP (included in
                     Exhibit 5.1).

    23.2             Consent of PricewaterhouseCoopers LLP.

    24.1 Power of attorney (included on signature page of this registration statement).